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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                         BAY APARTMENT COMMUNITIES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


               Maryland                                  77-0404318
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

4340 Stevens Creek Boulevard, Suite 275
          San Jose, California                              95129
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(Address of principal executive offices)                  (Zip Code)
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
If this form relates to the registration     If this form relates to the registration
of a class of securities pursuant to         of a class of securities pursuant to
Section 12(b) of the Exchange Act            Section 12(g) of the Exchange Act
and is effective pursuant                    and is effective pursuant to General
to General Instruction A.(c), please         Instruction A.(d), please check the
check the following box.  /X/                following box.  o
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Securities Act registration statement file number to which this form relates:  333-39037.

Securities to be registered pursuant to Section 12(b) of the Act:

            Title of Class                     Name of Each Exchange on
         to be so Registered                which Class is to be Registered
         -------------------                -------------------------------

8.00% Series D Cumulative Redeemable        New York Stock Exchange
Preferred Stock, par value $.01 per share   Pacific Exchange


Securities to be registered pursuant to Section 12(g) of the Act:

                                 Not Applicable
                                ----------------
                                (title of class)
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.  Description of Registrant's Securities to be Registered

         A description of the 8.00% Series D Cumulative Redeemable Preferred Stock, par value $.01 per share ("Series D Preferred Stock"), of Bay Apartment Communities, Inc. (the "Company") shall be contained in a subsequently filed Rule 424(b) Prospectus Supplement, which supplements the Prospectus contained in the Company's Registration Statement on Form S-3 (File No. 333-39037), which became effective on November 20, 1997. Such Prospectus Supplement shall be deemed to be incorporated herein by reference for all purposes.


Item 2.  Exhibits

         The securities described herein are to be registered on the New York Stock Exchange and the Pacific Exchange, on which other securities of the Company are registered. Accordingly, the following exhibits, required to be filed herewith in accordance with the Instructions as to Exhibits to Form 8-A, have been duly filed with the New York Stock Exchange and the Pacific Exchange:

                  (1) Articles Supplementary of the Company relating to the 8.00% Series D Cumulative Redeemable Preferred Stock of the Company.

                  (2) Articles of Incorporation of the Company. (Incorporated by reference to Exhibit 3(i) to Form 8-B of the Company dated June 8, 1995.)

                  (3) Articles Supplementary of the Company relating to the Series A Preferred Stock of the Company. (Incorporated by reference to Exhibit 3(i).1 to Form 8-K of the Company dated September 25, 1995.)

                  (4) Articles Supplementary of the Company relating the Series B Preferred Stock of the Company. (Incorporated by reference to Exhibit 3(i).1 to Form 8-K of the Company dated May 6, 1996.)

                  (5) Articles Supplementary of the Company relating to the 8.50% Series C Cumulative Redeemable Preferred Stock of the Company. (Incorporated by reference to Exhibit 3(i).1 to Form 8-K of the Company dated July 25, 1997.)

                  (6) Bylaws of Company. (Incorporated by reference to Exhibit 3(ii) to Form 8-B of the Company dated June 8, 1995.)
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                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                      BAY APARTMENT COMMUNITIES, INC.



                                      By: /s/ Gilbert M. Meyer
                                          ------------------------------------
                                          Gilbert M. Meyer
                                          Chairman of the Board and President

December 16, 1997